EXHIBIT 10.8

                  FIRST AMENDMENT TO INVESTOR RIGHTS AGREEMENT


THIS FIRST AMENDMENT TO INVESTOR RIGHTS AGREEMENT is made and entered in as of March 30, 2006 by and among PRG-Schultz International, Inc., a Georgia corporation (the "Company"), Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership, Berkshire Investors LLC, a Massachusetts limited liability company, and Blum Strategic Partners II, L.P., a Delaware limited partnership.

WHEREAS, Garth H. Greimann has resigned as a director of the Company effective on March 30, 2006; and

WHEREAS, Berkshire Fund V, Limited Partnership and Berkshire Investors LLC (collectively, "Berkshire") are willing to waive and relinquish (i) all existing and future rights pursuant to Section 1 of the Investor Rights Agreement dated August 27, 2002 (the "Investor Rights Agreement") between the Company, Berkshire and Blum Strategic Partners II, L.P. ("Blum") to require the Company to cause its Board of Directors to designate Ross M. Jones or another person designated by Berkshire as a nominee for election to the Company's Board, (ii) all existing and future observer rights of Berkshire pursuant to Section 3 of the Investor Rights Agreement, and (iii) any and all other existing and future rights that Berkshire may have pursuant the Investor Rights Agreement; and

WHEREAS, Blum is also willing to waive and relinquish any existing or future rights it may have under Sections 1 and 3 of the Investor Rights Agreement;

NOW THERFORE, in consideration of $10.00 and the mutual promises set forth below, the parties agree as follows:

1. Effective March 30, 2006, the Investor Rights Agreement is hereby amended by deleting Sections 1 and 3 in their entirety.

2. Effective March 30, 2006, Berkshire hereby waives and relinquishes any other rights Berkshire may have pursuant to the Investor Rights Agreement and shall no longer be parties to the Investor Rights Agreement as amended hereby.

3. Blum hereby waives and relinquishes any existing or future right it may have pursuant to Sections 1 and 3 of the Investor Rights Agreement.

4. Except as specifically modified by this First Amendment to Investor Rights Agreement, the remaining provisions of the Investor Rights Agreement remain in full force and effect. This amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same amendment.


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IN WITNESS  WHEREOF,  the parties  have caused this First  Amendment to Investor
Rights Agreement to be duly executed as of the date first above written.


PRG-SCHULTZ INTERNATIONAL, INC.



By: /s/ C. McKellar, Jr.
   ----------------------------------
Title:  S.V.P.


BERKSHIRE FUND V, LIMITED PARTNERSHIP

By:  Fifth Berkshire Associates LLC, its General Partner


By: /s/ Garth H. Greimann
   ----------------------------------
Title: Advisory Director


BERKSHIRE INVESTORS, LLC


By: /s/ Garth H. Greimann
   ----------------------------------
Title: Advisory Director


BLUM STRATEGIC PARTNERS II, L.P.

By:  Blum Strategic GP II, L.L.C., its General Partner


By: /s/ Gregory Hitchan
   ----------------------------------
Title: Member & General Counsel